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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 15, 2005

                        DOBI MEDICAL INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                        0-32523               98-0222710
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.)



          1200 MacArthur Boulevard                                  07430
             Mahwah, New Jersey                                  (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (201) 760-6464


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR      240.13e-4(c))


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Item  8.01   Other Events.

         On July 11, 2005, the New York Supreme Court issued an order preliminarily enjoining Brian Vodicka, a former director of DOBI Medical International, Inc. (the "Company"), from using documents or information provided to Mr. Vodicka by the Company wrongfully and in violation of the confidentiality agreement between Mr. Vodicka and the Company.

         On July 15, 2005, the Company was served with a complaint that has been filed in the United States District Court for the Western District of Texas by a group of shareholders, some of whom are associated with Mr. Vodicka, alleging, among other things, that the Company and certain of its officers and directors, as well as two of its financial advisors, violated federal and state securities laws and seeking damages, interest, and attorneys' fees and costs. The Company expects a related lawsuit to be filed shortly by Mr. Vodicka containing substantially similar allegations and claims.

         The plaintiffs claim that the Company made material omissions and/or misrepresentations and that this caused plaintiffs to privately purchase shares of the Company's stock at allegedly artificially inflated prices. The Company believes that the allegations are without merit and stem from plaintiffs' dissatisfaction with the current market price of the Company's stock. The Company intends to vigorously defend against plaintiffs' claims.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                DOBI MEDICAL INTERNATIONAL, INC.



Date: July 18, 2005                             By:  /s/ Phillip C. Thomas
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                                                     Phillip C. Thomas
                                                     Chief Executive Officer